                                                               EXHIBIT 99.B10(b)


                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                January 25, 1996


Kemper Quantitative Equity Fund
120 South LaSalle Street
Chicago, Illinois  60603


Ladies and Gentlemen:

        Reference is made to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A ("Pre-Effective Amendment No. 2") under the Securities Act of 1933 being filed by Kemper Quantitative Equity Fund (the "Fund"). Reference is also made to our opinion dated January 8, 1996, filed as an exhibit to Pre-Effective Amendment No. 1 to the Fund's Registration Statement.

        We hereby consent to the use of our opinion in connection with Pre-Effective Amendment No. 2.



                                            Very truly yours,

                                            /s/Vedder, Price, Kaufman & Kammholz

                                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ

COK:dd